            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm  under the captions "Financial
Highlights" and "Independent Registered Public Accounting Firm" in the
Prospectus included in Pre-Effective Amendment No. 1 to the Registration
Statement (Form N-2, No. 333-132527) of Morgan Stanley Eastern Europe Fund, Inc.

We also consent to the incorporation by reference into the Prospectus, of our report dated February 13, 2006, with respect to the financial statements of
Morgan Stanley Eastern Europe Fund, Inc. included in the Annual Report to
Stockholders for the fiscal year ended December 31, 2005.

                                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 27, 2006